EXHIBIT 32.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with Quarterly Report of Comtech Group, Inc. and its subsidiaries (the “Company”) on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Hope Ni, Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2006	By:	/s/ Hope Ni
	Name:	Hope Ni
	Title:	Chief Financial Officer